Exhibit 99.1

MoneyGram Strengthens Balance Sheet, Reduces Debt by $100 Million Ahead of Planned Refinancing

DALLAS, June 28, 2021 /PRNewswire/ -- MoneyGram International, Inc. (NASDAQ: MGI) ("MoneyGram" or the "Company") is announcing that it has prepaid $100 million of principal balance under its Second Lien Credit Agreement, dated as of June 26, 2019, with Bank of America, N.A., as administrative agent, the financial institutions party thereto as lenders and the other agents party thereto. MoneyGram also paid a required $4 million prepayment call premium plus accrued interest to the lenders for a total payment of $107 million. The Company used all of the $97.6 million in proceeds that it raised from its recently completed "at-the-market" equity offering program plus cash on hand.
“Following the successful execution of our equity offering, which we completed in under two weeks, we are using the proceeds to reduce our highest cost debt balance by $100 million. This debt reduction is a significant milestone for MoneyGram and demonstrates our ability to enhance our capital structure and lower our cost of funds,” said Larry Angelilli, MoneyGram Chief Financial Officer. “With the continuing growth of MoneyGram Online, along with momentum in many other parts of our money transfer business and the conclusion of the DPA, our company is entering a new era of improved cash flow and growth.”

About MoneyGram International, Inc.
MoneyGram is leading the evolution of digital P2P payments. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve nearly 150 million people across the globe over the last five years.
The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's leading brands to serve consumers through MGO, its direct-to-consumer digital business, its global retail network and its emerging embedded finance business for enterprise customers, MoneyGram as a Service.
For more information, please visit ir.moneygram.com and follow @MoneyGram.
Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company’s currently contemplated refinancing of the First Lien Credit Agreement and Second Lien Credit Agreement. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place or restricted movement guidelines, service delays and lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white-label money transfer products or otherwise;
•our ability to continue to grow our digital channel, including through our direct-to-consumer digital business, MoneyGram Online;
•a security or privacy breach in systems, networks or databases on which we rely;
•current and proposed regulations addressing consumer privacy and data use and security;
•our ability to manage fraud risks from consumers or agents;
•our ability to refinance our credit facilities and on favorable terms or within the contemplated time frame, or comply with the terms thereof;
•the ability of us and our agents to comply with U.S. and international laws and regulations;
•litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;
•disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology;
•the ability of us and our agents to maintain adequate banking relationships;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our high degree of leverage and substantial debt service obligations, significant debt covenant requirements and our ability to comply with such requirements;
•our below investment-grade credit rating;
•our ability to maintain sufficient capital;
•weakness in economic conditions, in both the U.S. and global markets;
•the financial health of certain European countries or the secession of a country from the European Union;
•a significant change, material slow down or complete disruption of international migration patterns;
•our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;
•our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain U.S. Treasury Department’s Office of Foreign Assets Control restrictions;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•our ability to manage credit risks from our agents and official check financial institution customers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;

•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure; and
•the risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as any additional risk factors that may be described in our other filings with the SEC from time to time.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s SEC filings. MoneyGram’s SEC filings may be obtained by contacting MoneyGram, through MoneyGram’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.